UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2005
Illumina, Inc.
(Exact name of registrant as specified in its charter)
000-30361
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	33-0804655 (I.R.S. Employer Identification No.)
9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices, with zip code)
(858) 202-4500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
   On July 26, 2005, Illumina, Inc. issued a press release announcing financial results for the fiscal quarter ended July 3, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
The press release attached hereto as Exhibit 99.1 contains net loss and loss per share information that excludes the effect of a one-time charge for in-process research and development related to our acquisition of CyVera Corporation in April 2005. This information constitutes a “non-GAAP financial measure,” within the meaning of the rules and regulations of the Securities and Exchange Commission. Management has included this information because it believes that, due to the nature and expected infrequency of the one-time charge, the information allows investors to better compare our financial performance from period to period and to better assess the trends that affect our core business.
This information and the exhibit hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended. The information in this report shall not be incorporated by reference into any filing of Illumina, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description
99.1	Illumina, Inc. press release dated July 26, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date: July 26, 2005	By:	/s/ Christian O. Henry
Christian O. Henry
Vice President and Chief Financial Officer

ILLUMINA, INC.
INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Illumina, Inc. press release dated July 26, 2005.